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                                                                   Exhibit 4.23

                         THIRD SUPPLEMENTAL INDENTURE
                         ----------------------------

          THIRD SUPPLEMENTAL INDENTURE, dated as of January 2, 2002 (this "Supplemental Indenture"), among RBC Holding, Inc., a Delaware corporation, as a Subsidiary Guarantor ("RBC"), Remington Arms Company, Inc. (formerly named RACI Acquisition Corporation, the "Company"), RACI Holding, Inc., as a Guarantor ("Holding") and U.S. Bank National Association, as Trustee (the "Trustee"), to the Indenture referred to below.

                             W I T N E S S E T H:

          WHEREAS, the Company, Holding and the Trustee are parties to an Indenture, dated as of November 30, 1993 (as amended, supplemented, waived or otherwise modified, the "Indenture"), under which the Company's 9 1/2% Senior Subordinated Notes Due 2003 (the "Notes") are issued and outstanding;

          WHEREAS, RBC is a Subsidiary of the Company, and intends to enter into a guarantee of the Company's indebtedness under its Credit Agreement;

          WHEREAS, Section 1013 of the Indenture provides that any Subsidiary which becomes liable with respect to any Indebtedness of the Company will execute and deliver to the Trustee a supplemental indenture providing for a guarantee of payment of the Securities by such Subsidiary, all as more particularly described in such Section;

          WHEREAS, RBC desires to enter into this Supplemental Indenture in consideration of, among other things, the contribution to it of capital by the Company; and

          WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, RBC, the Company, Holding and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

          1.1. Defined Terms. Terms used in this Supplemental Indenture that
               -------------
are defined herein are used as so defined. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Indenture. The words "herein," "hereof"

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and "hereby" and other words of similar import used in this Supplemental
Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                  ARTICLE TWO

                                   GUARANTEE

          2.1. Guarantee. For value received, RBC, in accordance with this
               ---------
Article Two, hereby absolutely, unconditionally and irrevocably guarantees to the Trustee and the Holders, as if RBC were the principal debtor and not merely a surety, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

          2.2. Continuing Guarantee; No Right of Set-Off; Independent
               ------------------------------------------------------
Obligation.
----------

          (a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. RBC covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in the Indenture including those set forth in Article Eight of the Indenture. Without limiting the generality of the foregoing, RBC's liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

          (b) RBC hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

          (c) RBC guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Securities.

          (d) RBC's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for

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payment or performance by the Trustee has been given to RBC in the manner prescribed in Section 106 of the Indenture.

          (e) Except as provided herein, the provisions of this Article Two cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by RBC free of any conditions whatsoever and that no representations, warranties or promises have been made to RBC affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to RBC.

          2.3. Guarantee Absolute. The obligations of RBC hereunder are
               ------------------
independent of the obligations of the Company under the Securities and the Indenture and a separate action or actions may be brought and prosecuted against RBC whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of RBC hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of RBC hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

          (a) any defect or lack of validity or enforceability in respect of any indebtedness or other obligation of the Company or any other Person under the Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

          (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, RBC or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Indenture Obligations;

          (c) the taking of security from the Company, RBC or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

          (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of RBC hereunder;

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          (e)     the abstention from taking security from the Company, RBC or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

          (f) any loss, diminution of value or lack of enforceability of any security received from the Company, RBC or any other Person, and including any other guarantees received by the Trustee;

          (g) any other dealings with the Company, RBC or any other Person, or with any security;

          (h) The Trustee's or the Holders' acceptance of compositions from the Company or RBC;

          (i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, RBC or any other Person on account of any indebtedness and liabilities owing by the Company or RBC to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any Collateral;

          (j) the release or discharge of the Company or RBC or of any other guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of RBC under the Indenture;

          (k) any change in the name, business, capital structure or governing instrument of the Company or RBC or any refinancing or restructuring of any of the Indenture Obligations;

          (l) the sale of the Company's or RBC's business or any part thereof;

          (m) any merger or consolidation, arrangement or reorganization of the Company, RBC, any Person resulting from the merger or consolidation of the Company or RBC with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or RBC;

          (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the company (whether voluntary or involuntary) or of RBC or the loss of corporate existence;

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          (o)     any arrangement or plan of reorganization affecting the
Company or RBC;

          (p) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or RBC; or

          (q) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Securities, or of any collateral, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, RBC.

          2.4. Right to Demand Full Performance. In the event of any demand for
               --------------------------------
payment or performance by the Trustee from RBC hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and RBC shall continue to be liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under the Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and RBC, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof.

          2.5. Waivers. (a) RBC hereby expressly waives (to the extent
               -------
 permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of the Indenture or the Securities or any other notice whatsoever to or upon the Company or RBC with respect to the Indenture Obligations. RBC hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions therein contained and consents to and approves the same. RBC hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

          (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, RBC hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                  (i) initiate or exhaust any rights, remedies or recourse against the Company, RBC or any other Person;

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               (ii)     value, realize upon, or dispose of any security of the
     Company or any other Person held by the Trustee or the Holders; or

               (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring or becoming entitled to demand payment from RBC under this Guarantee.

          2.6. RBC Remains Obligated In Event The Company Is No Longer
               -------------------------------------------------------
Obligated to Discharge Indenture Obligations. It is the express intention of
--------------------------------------------
the Trustee and RBC that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of RBC contained in this Article Two shall nevertheless be binding upon RBC, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as
Section 402 of the Indenture shall apply to the Securities and RBC shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

          2.7. Waiver of Rights. RBC agrees (to the extent permitted by law)
               ----------------
that it hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, exoneration, contribution, indemnity or subrogation (whether contractual, under Section 509 of Title Eleven of the United States Code, under common law or otherwise) or any similar rights or "claims" (as such term is defined under Title Eleven of the United States Code), against the Company or any Subsidiary arising from the existence of, or performance by, RBC under this Guarantee.

          2.8. Guarantee Is In Addition to other Security. This Guarantee shall
               ------------------------------------------
be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of RBC any other guarantees or other security or any moneys or other assets which the Trustee may he entitled to receive or upon which the Trustee or the Holders may have a claim.

          2.9. Release of Security Interests. Without limiting the generality
               -----------------------------
of the foregoing and except as otherwise provided in the Indenture, RBC hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of RBC hereunder, shall not be affected by any and all

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releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

          2.10. No Bar to Further Actions. Except as provided by law, no action
                -------------------------
or proceeding brought or instituted under this Article and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Guarantee by reason of any further default or defaults under this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

          2.11. Failure to Exercise Rights Shall Not operate As a Waiver; No
                ------------------------------------------------------------
Suspension of Remedies. No failure to exercise and no delay in exercising, on
----------------------
the part of the Trustee or the Holders, any right, power, privilege or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

          Nothing contained in this Article shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Five of the Indenture or to pursue any rights or remedies hereunder or under applicable law and subject to the rights, if any, under this Guarantee of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

          2.12. Trustee's Duties; Notice to Trustee. Any provision in this
                -----------------------------------
Guarantee or in the Indenture allowing the Trustee to request any information, or to take any action authorized by or on behalf of RBC, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of the Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee's negligence, bad faith or willful misconduct.

          (a) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, RBC or the officers, directors or agents acting or purporting to act on their respective behalfs.

          (b) Notwithstanding the provisions of this Article Two or any provision of the Indenture, the Trustee shall not be charged with knowledge of the

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existence of any facts which would prohibit the making of any payment to or by the Trustee under the Guarantee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from RBC, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of section 601 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received any such notice from RBC at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on, any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any such notice to the contrary which may be received by it less than two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Responsible Officer of the Trustee shall have received an Officers' Certificate to such effect.

          (c) In the case that at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Guarantee shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Guarantee in addition to or in place of the Trustee; provided, however, that this Article shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent.

          2.13. Successors and Assigns. All terms, agreements and conditions
                ----------------------
of this Guarantee shall extend to and by binding upon RBC and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that RBC may not assign any of its rights or obligations hereunder other than in accordance with Article Eight of the Indenture.

          2.14. Release of Guarantee. (a) Concurrently with the payment in full
                --------------------
of all of the Indenture Obligations, then RBC shall be released from and relieved of its obligations under this Guarantee. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if reasonably requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of RBC from its obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of RBC under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and RBC

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shall enter into an amendment to this Guarantee, reasonably satisfactory to the
Trustee, evidencing such revival and reinstatement.

          (b) This Guarantee shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Capital Stock held by the Company or any Subsidiary in, or all or substantially all the assets of, such Subsidiary, which is in compliance with this Indenture or (ii) the release by the holders of the Indebtedness of the Company described in Section 1013(a) of the Indenture of their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), which release occurs at a time when (A) no other Indebtedness of the Company remains guaranteed by such subsidiary (other than pursuant to Permitted Guarantees), as the case may be, or (B) the holders of all such other Indebtedness which is guaranteed by such Subsidiary (other than pursuant to Permitted Guarantees) also release their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

          2.15. Execution of Guarantee. To evidence the Guarantee, RBC hereby
                ----------------------
agrees to execute a guarantee substantially in the form set forth in
Section 205, to be endorsed on each Security authenticated and delivered by the Trustee and that the Indenture shall be executed on behalf of RBC by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Security on which the Guarantee is so endorsed, such Guarantee shall be valid nevertheless.

          2.16. Guarantee Subordinate to Senior Guarantor Indebtedness. RBC
                ------------------------------------------------------
covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Guarantee is hereby expressly made subordinate and subject in right of payment as provided in this Section to the prior payment in full of all Senior Guarantor Indebtedness in cash or Cash Equivalents or in any other form acceptable to the requisite holders of Senior Guarantor Indebtedness; provided, however, that the Indebtedness represented by this Guarantee in all respects shall rank equally with, or prior to, all existing and future Indebtedness of RBC that is expressly subordinated in right of payment to Senior Guarantor Indebtedness.

          This Article Two shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Guarantor Indebtedness; and such provisions are made for the benefit of the holders of Senior

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Guarantor Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

          2.17. Payment Over of Proceeds Upon Dissolution of RBC, etc. In the
                -----------------------------------------------------
event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to RBC or to its creditors, as such, or to its assets, or (2) any liquidation, dissolution or other winding up of RBC, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (3) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of RBC, then and in any such event:

          (a) the holders of Senior Guarantor Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or in any other form acceptable to the requisite holders of Senior Guarantor Indebtedness, or provision acceptable to the requisite holders of Senior Guarantor Indebtedness made for such payment, of all amounts due on or in respect of all Senior Guarantor Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Guarantor Junior Securities) on account of the principal of, or premium, if any, or interest on the Securities or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Securities (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness); and

          (b) any payment or distribution of assets of RBC of any kind or character, whether in cash, property or securities (excluding Permitted Guarantor Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Guarantor Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Guarantor Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Guarantor Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or in any other form acceptable to the requisite holders of Senior Guarantor Indebtedness, of all Senior Guarantor Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Guarantor Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of RBC of any kind or character, whether in cash, property or securities, in respect of principal of, or premium, if any, and interest on the Securities or on account of the purchase, redemption, defeasance or other acquisition of or in respect

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of the Securities before all Senior Guarantor Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Guarantor Junior Securities)(including any payment or other distribution which may be received from the holders of Indebtedness expressly subordinated in right of payment to the Guarantee as a result of any payment on such subordinated Indebtedness) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of RBC for application to the payment of all Senior Guarantor Indebtedness remaining unpaid, to the extent necessary to pay all Senior Guarantor Indebtedness in full in cash or Cash Equivalents or in any other form acceptable to the requisite holders of Senior Guarantor Indebtedness after giving effect to any concurrent payment or distribution to or for the holders of Senior Guarantor Indebtedness and until so paid shall be held in trust for the benefit of the holders of Senior Guarantor Indebtedness.

          The consolidation of RBC with, or the merger of RBC with or into, another Person or the liquidation or dissolution of RBC following the sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of its properties or assets to another Person upon the terms and conditions set forth in Article Eight of the Indenture shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of RBC for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of RBC's properties or assets, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article Eight of the Indenture.

          2.18. Default on Senior Guarantor Indebtedness.
                ----------------------------------------

          (a) Upon the maturity of any Senior Guarantor Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full in cash or Cash Equivalents or in any other form acceptable to the requisite holders of such Senior Guarantor Indebtedness, or such payment acceptable to the holders of Senior Guarantor Indebtedness duly provided for, before any payment is made by RBC or any Person acting on behalf of RBC in respect of the Guarantee.

          (b) No payment (excluding payments in the form of Permitted Guarantor Junior Securities) shall be made by RBC in respect of the Guarantee during the period in which Section 2.17 shall be applicable, during any suspension of payments in effect under Section 1203(a) of the Indenture or during any Payment Blockage Period in effect under Section 1203(b) of the Indenture.

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          (c)   In the event that, notwithstanding the foregoing, RBC shall make any payment to the Trustee or the Holder of any Security pursuant to this Guarantee prohibited by the foregoing provisions of this Article, then and in such event such payment shall be paid over and delivered forthwith to the representatives of Senior Guarantor Indebtedness or as a court of competent jurisdiction shall direct and until so paid shall be held in trust for the benefit of the holders of Senior Guarantor Indebtedness.

          2.19. Payment Permitted by RBC if No Default. Nothing contained in
                --------------------------------------
this Article, in the Indenture or in any of the Securities shall prevent RBC, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of RBC referred to in Section 2.17 of this Article or under the conditions described in Section 2.18 of this Article, from making payments at any time of principal of, premium, if any, or interest on the Securities in respect of the Guarantee.

          2.20. Subrogation to Rights of Holders of Senior Guarantor
                ----------------------------------------------------
Indebtedness. Subject to the payment in full of all Senior Guarantor
------------
Indebtedness in cash or Cash Equivalents or in any other form acceptable to the requisite holders of Senior Guarantor Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Guarantor Indebtedness to receive payments and distributions of cash, property and securities applicable to Senior Guarantor Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Guarantor Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Guarantor Indebtedness by Holders of the Securities or the Trustee, shall, as among RBC, its creditors other than holders of Senior Guarantor Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by RBC to or on account of the Senior Guarantor Indebtedness.

          2.21. Provisions Solely to Define Relative Rights. The provisions of
                -------------------------------------------
Sections 2.16 through 2.29 of this Guarantee are intended solely for the purpose of defining the relative rights of the holders of the Guarantee on the one hand and the holders of Senior Guarantor Indebtedness on the other hand. Nothing contained in this Guarantee or elsewhere in the Indenture or in the Securities is intended to or shall (a) impair, as among RBC, its creditors other than holders of Senior Guarantor Indebtedness and the Holders of the Securities, the obligation of RBC, which is absolute and unconditional, to pay to the holders of the Guarantee the principal of, or premium, if any, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against RBC of the Holders of the Securities and creditors of RBC other than the holders of Senior Guarantor Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of Senior Guarantor Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of RBC referred to in Section 2.17, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or
(2) under the conditions specified in Section 2.18, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 2.18(c).

          2.22. Trustee to Effectuate Subordination. Each holder of the
                -----------------------------------
Guarantee by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of RBC whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of RBC owing to such holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of Senior Guarantor Indebtedness and their agents, trustees or other representative are authorized to do so and on behalf of the holders.

          2.23. No Waiver of Subordination Provisions.
                -------------------------------------

          (a) No right of any present or future holder of any Senior Guarantor Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of RBC or by any act or failure to act by any such holder, or by any non-compliance by RBC with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of Subsection (a) of this Section, the holders of Senior Guarantor Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Section or the obligations hereunder of the holders of the Guarantee to the holders of Senior Guarantor Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Guarantor Indebtedness or any instrument evidencing the same or any agreement under which Senior Guarantor Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Guarantor Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Guarantor Indebtedness; and

(4) exercise or refrain from exercising any rights against RBC and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities in accordance with provisions described under "Events of Default" and as set forth pursuant to Article Five in the Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

          2.24. Notice to Trustee by RBC.
                ------------------------

          (a) RBC shall give prompt written notice to the Trustee of any fact known to RBC which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee. Notwithstanding the provisions of this Article or any provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee, unless and until the Trustee shall have received written notice thereof from RBC or a holder of Senior Guarantor Indebtedness or from any representative, trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Guarantor Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

          (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and RBC by a Person representing himself to be a representative of a holder or a holder of Senior Guarantor Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a representative of a holder or a holder of Senior Guarantor Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Guarantor Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Guarantor Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          2.25. Reliance on Judicial Order or Certificate of Liquidating Agent.
                --------------------------------------------------------------
Upon any payment or distribution of assets of RBC referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Guarantor Indebtedness and other indebtedness of RBC, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

          2.26. Rights of Trustee as a Holder of Senior Guarantor Indebtedness;
                --------------------------------------------------------------
Preservation of Trustee's Rights. The Trustee in its individual capacity shall
--------------------------------
be entitled to all the rights set forth in this Article with respect to any Senior Guarantor Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Guarantor Indebtedness, and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions in the Indenture regarding compensation and indemnification of the Trustee.

          2.27. Section Applicable to Paying Agents. In case at any time any
                -----------------------------------
Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in this Section shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Section in addition to or in place of the Trustee; provided, however, that Section 2.26 of this Guarantee shall not apply to RBC or any Affiliate of RBC if it or such Affiliate acts as Paying Agent.

          2.28. No Suspension of Remedies. Nothing contained in this Article
                -------------------------
shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to the provisions described under Article Five of the Indenture and as set forth in the Indenture or to pursue any rights or remedies thereunder or under applicable law, subject to the rights, if any, under this Section of the holders, from time to time, of Senior Guarantor Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

          2.29. Trustee's Relation to Senior Guarantor Indebtedness. With
                ---------------------------------------------------
 respect to the holders of Senior Guarantor Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Guarantor Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Guarantor Indebtedness and the Trustee shall not be liable to any holder of Senior Guarantor Indebtedness if it shall mistakenly in the absence of gross negligence or willful misconduct pay over or deliver to Holders, RBC or any other Person moneys or assets to which any holder of Senior Guarantor Indebtedness shall be entitled by virtue of this Article or otherwise.

                                ARTICLE THREE 3

                                MISCELLANEOUS

          3.1. Parties. Except as otherwise specified herein, nothing in this
               -------
Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of RBC's Guarantee or any provision contained herein.

          3.2. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
               -------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

          3.3. Ratification of Indenture; Supplemental Indenture Is Part of
               ------------------------------------------------------------
Indenture. Except as expressly amended hereby, the Indenture is in all respects
---------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

          3.4. Counterparts. The parties hereto may sign one or more copies of
               ------------
this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          3.5. Headings. The section headings herein are for convenience of
               --------
reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                           RBC HOLDING, INC., as a Subsidiary Guarantor


                           By:_________________________
                              Name:
                              Title:

                           REMINGTON ARMS COMPANY, INC., as Issuer


                           By:_________________________
                              Name:
                              Title:


                           RACI HOLDING, INC., as a Guarantor


                           By:_________________________
                              Name:
                              Title:


                           U.S. BANK NATIONAL ASSOCIATION,
                                 as Trustee


                           By:_________________________
                              Name:
                              Title: